UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

FINANCIAL INSTITUTIONS, INC.

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York		14569
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Beginning on November 30, 2015, the Company intends to distribute and make available to investors, and to post on its website, a written presentation regarding its agreement to acquire Courier Capital, as described below. The written presentation prepared by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the written presentation is also available on the Company’s website at www.fiiwarsaw.com under “News & Events/Presentations.” Investors should note that the Company announces material information in SEC filings and press releases. Based on guidance from the Securities and Exchange Commission, the Company may also use the Investor Relations section of its corporate website, www.fiiwarsaw.com, to communicate with investors about the Company. It is possible that the information posted there could be deemed to be material information. The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 30, 2015, Financial Institutions, Inc. (the “Company”) announced that it had entered into a definitive agreement to acquire Courier Capital Corporation (“Courier Capital”), a leading SEC registered investment advisory and wealth management firm based in western New York with operations in Buffalo and Jamestown. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Written presentation to be distributed and made available to investors, and posted on the Company’s website, beginning on November 30, 2015.

99.2	Press Release issued by Financial Institutions, Inc. on November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: November 30, 2015	By:	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer and Treasurer